UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2012

AGR Tools, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada		98-0480810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Fairmont Street, Suite 501
Dallas, Texas 75219
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  214-613-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Financial Officer

AGR Tools, Inc. (the “Company”) appointed Mr. Scott Allen as Chief Financial Officer on June 7, 2012. Mr. Allen is a Certified Public Accountant with 20 years experience. He received a B.S. in Business (Accounting) from Montana State University and has an MBA from Texas Christian University.

Mr. Allen previously served as the Chief Financial Officer/controller of a private tax and consulting firm he co-founded. Mr. Allen also has extensive experience in the oil and gas industry and has served as Tax Director for several oil and gas companies. From February 2007 through January 2012 Mr. Allen served as Chief Financial Officer of ReoStar Energy Corporation, a publicly traded company. ReoStar filed for Chapter 11 bankruptcy in November 2010, has not yet completed reorganization or emerged from bankruptcy. In connection with its bankruptcy proceedings, ReoStar filed an adversarial complaint against the former Chief Executive Officer and its largest creditor. That complaint was amended several times and in August 2011, Mr. Allen was added as a defendant. ReoStar did not terminate Mr. Allen after naming him in the complaint and continued to employ Mr. Allen until January 2012. Mr. Allen’s counsel submitted a motion to dismiss all claims with prejudice and is currently awaiting a decision.

Mr. Allen’s initial employment contract with the Company is for a term of one year and requires a time commitment of four to five days per month. Mr. Allen’s responsibilities include preparation of financial statements, assisting other officers with preparation of regulatory disclosures, managing investments and offerings and assisting the Chief Executive Officer with operations and management of the Company as requested. Mr. Allen’s compensation includes Fifty Thousand (50,000) shares of restricted common stock and hourly compensation of One Hundred Fifty Dollars per hour ($150.00).

Item 8.01 Other Events

Formation of Wholly-Owned Subsidiary

The Company disclosed in a May 25, 2012 press release the formation of AGR Energy Holdings, Inc., a wholly-owned subsidiary. AGR Energy Holdings, Inc., is a Nevada corporation and will focus on oil and gas exploration and production within the United States.

Item 9.01           Financial Statements and Exhibits

Exhibit 99.1        Press Release dated June 7, 2012 announcing the appointment of Chief Financial Officer

Exhibit 99.2        Press Release dated May 25, 2012 announcing the formation of AGR Energy Holdings, Inc., the Company’s wholly-owned subsidiary

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGR TOOLS, Inc.

Date: June 11, 2012	By:	/s/ Vern Wilson
Name: Vern Wilson
Title: Chief Executive Officer, Secretary, Treasurer

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